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                                                                    EXHIBIT 23.4

[AVITAS(R) LOGO]                                                      [DNV LOGO]
A DET NORSKE VERITAS COMPANY





                            CONSENT OF AVITAS, INC.


     We refer to the Prospectus Supplement dated December 7, 2000 of United
Air Lines, Inc. related to the offer and sale of $1,505,667,000 aggregate face amount of Pass Through Certificates, Series 2000-2 (the "Prospectus"). We hereby consent to the inclusion of our report dated October 26, 2000 in the Prospectus and to the reference to our firm's name in the Prospectus under the caption "Experts."

Date:  December 7, 2000-12-07      By: /s/ SUSANNA BLACKMAN
                                      ------------------------------------------
                                      Susanna Blackman
                                      Manager-Appraisal Operations